UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
As previously reported, on October 9, 2019, Evofem Biosciences, Inc. (the “Company”) entered into an office lease (the “Master Lease”) with Kilroy Realty, L.P. (“Landlord”) for the lease of approximately 24,474 rentable square feet of office space located on the 6th floor of 12400 High Bluff Drive, San Diego, California 92130 (the “Premises”).
On May 27, 2022, the Company entered into a sublease agreement (the “Sublease Agreement”) with AMN Healthcare, Inc., a Nevada corporation (the “AMN”), pursuant to which the Company agreed to sublease approximately 16,637 rentable square feet of the Premises to AMN for a term commencing on June 15, 2022 (“Commencement Date”) and ending coterminous with the Master Lease on September 30, 2025 in exchange for the sum of $87,344.25 per month, subject to an annual 3.5% increase each year.
The foregoing summary of the Sublease Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Sublease Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.
This Sublease Agreement is part of the Company’s long-term strategy to reduce operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: May 31, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer